EXHIBIT 23.5

The Board of Directors
@Entertainment, Inc.:

     We hereby consent to the use in this Registration Statement of our report, dated March 29, 1999, on @Entertainment, Inc.'s financial statements as of December 31, 1998 and 1997 and for the years ended December 31, 1998, 1997 and 1996, incorporated by reference in this Registration Statement, and to the reference to our Firm under the heading "Experts" in the prospectus.

                                        KPMG

Warsaw, Poland
April 19, 2000